Vertex Energy, Inc. 8-K

Exhibit 99.1

VERTEX ENERGY REPORTS THIRD QUARTER 2020 RESULTS

HOUSTON, TX, November 10, 2020 -- Vertex Energy, Inc. (NASDAQ: VTNR, “Vertex” or the “Company”), a leading specialty refiner and marketer of high-quality hydrocarbon products, today announced its financial results for the third quarter of 2020.

THIRD QUARTER 2020 RESULTS

▪	Myrtle Grove (Belle Chasse, Louisiana refining complex) initiates Phase One start-up; facility to supply pre-treated feed to Company’s Marrero, Louisiana re-refining facility and renewable diesel markets
▪	36% Q/Q organic growth in direct used motor oil (UMO) collections, supported by improved vehicle miles traveled
▪	Marrero, Louisiana refinery impacted by eight days of Hurricane-related unplanned downtime
▪	Heartland (Columbus, Ohio) refinery operated at peak utilization, supported by stable demand for base oils
▪	Total cash and available liquidity of $16.9 million as of September 30, 2020 (including $10.1 of total cash limited to use by two special purpose vehicles)

For the three months ended September 30, 2020, the Company reported a net loss attributable to Vertex Energy of ($2.4) million, versus a net loss of ($1.1) million for the third quarter of 2019. Vertex reported Adjusted EBITDA of ($0.5) million for the third quarter of 2020, versus ($1.9) million in the prior-year period. On a sequential basis, Adjusted EBITDA increased $4.8 million in the third quarter of 2020, when compared to the second quarter of 2020. Adjusted EBITDA is a non-GAAP financial measure. A schedule reconciling the Company’s GAAP and non-GAAP financial results, including Adjusted EBITDA, is included later in this release. See also “Use of Non-GAAP Financial Information” below.

During August and September, two Hurricanes brought severe flooding and high winds that adversely impacted operations in the Gulf Coast and, specifically at the Company’s Marrero, Louisiana refinery, while also limiting outbound shipments of finished product along adjacent waterways between Houston and New Orleans for approximately two weeks. Weather-related disruptions at the Marrero refinery more than offset organic growth in direct Used Motor Oil (UMO) collections and a strong performance at the Heartland refinery, which operated at peak capacity during the third quarter of 2020.

STRATEGIC UPDATE

In response to current market conditions, Vertex executed on its business transformation plan during the third quarter, positioning the organization to support long-term organic growth in UMO collections, optimize asset utilization and maintain capital discipline.

▪	Organic collections growth. Total direct used motor oil collections increased 36% in the third quarter of 2020, when compared to the second quarter of 2020, as on-road vehicle miles traveled increased during the period. Although total vehicle miles traveled declined on a year-over-year basis due to pandemic-related disruptions, total direct collections increased 5% in the third quarter of 2020, versus the prior year’s comparable period.

▪	Asset optimization. The Marrero and Heartland refineries operated at 90% and 99% of capacity in the third quarter, respectively, given increased access to feedstock, coupled with stable demand for refined products. At Marrero, the Company conducted eight days of unplanned, hurricane-related maintenance, which impacted utilization in the period. Vertex continues to evaluate targeted organic growth opportunities designed to improve its utilization of existing, owned assets. During the third quarter, Vertex initiated start-up operations at its co-owned Myrtle Grove facility in Belle Chasse, Louisiana. Beginning in the first quarter of 2021, management expects to begin pre-treating non-conforming oils at the facility that will be supplemented as feedstock for the Marrero refinery. In addition to this pre-treatment focus, the Company is evaluating additional pre-treatment technologies that will process raw vegetable oils as feedstock to the developing renewable diesel refining market. Vertex continues to invest in several initiatives designed to grow its market presence around producing next-generation energy solutions. Management expects to provide an update on these initiatives on its year-end 2020 conference call in early 2021.

▪	Maintain capital discipline. Given current market volatility, Vertex remains focused on conserving available liquidity to support the long-term growth of its business. As of September 30, 2020, the Company had total cash and available liquidity of $16.9 million, versus $19.6 million as of June 30, 2020. Included in total cash amounts are $10.1 million in cash held in the Company’s special purpose vehicles (SPVs) relating to its Myrtle Grove and Heartland assets, which are limited to use by each SPV, respectively.

MANAGEMENT COMMENTARY

“Despite pandemic and hurricane-related headwinds, we generated both sequential and year-over-year growth in Adjusted EBITDA during the third quarter,” stated Benjamin P. Cowart, President and CEO of Vertex. “As shelter-in-place orders were lifted earlier this year, travel activity increased back toward normal levels during the third quarter, contributing to improved availability of UMO feedstock. To that end, total direct collections increased 36% on a sequential basis in the third quarter, supported by increased vehicle miles traveled, together with organic volume growth from new customers.”

“We initiated a Phase One start-up of operations at our Myrtle Grove facility during the third quarter,” continued Cowart. “Beginning in the first quarter 2021, we plan to begin supplying our Marrero refinery with pre-treated intermediates from Myrtle Grove, consistent with our continued focus on asset optimization. We are currently in discussions with third-parties to fund a project at Myrtle Grove that would allow us to begin commercially treating raw vegetable and other organic waste oils that refiners can use as a feedstock in the production of renewable diesel fuel. Our development team is currently evaluating three separate technologies that will allow us to begin a renewable diesel pre-treatment process. This project has the potential to be a significant catalyst for growth, further positioning our business as a leading supplier of renewable and alternative feedstocks.”

“Refined product spreads are challenged and remain below long-term historical levels. As the global economy recovers, we anticipate increased demand for low-sulfur marine fuels, together with a corresponding recovery in margin realization. In the interim, we intend to allocate resources toward quick-hit organic growth investments that leverage our expertise as a recycler of used automotive waste streams, while continuing to reduce non-essential costs throughout the organization,” continued Cowart.

“Consistent with our commitment to maximize value for all investors in Vertex, we have launched an internal review of strategic alternatives for our business,” concluded Cowart. “These alternatives may include continuing as a public standalone organization, going private or selling certain assets to a strategic partner, subject to the review and approval of our Board of Directors. There is no formal timeline for this process, nor have we chosen any one specific alternative at this time. We will provide further updates on the matter at such time that our Board determines appropriate .”

BALANCE SHEET

As of September 30, 2020, the Company had total cash and availability on its lending facility of $15.5 million (including $10.1 which is required to be used for our SPVs) and $1.4 million, respectively.

Vertex had total long-term debt outstanding of $11.1 million as of September 30, 2020, which included $4.2 million related to funds received under the Paycheck Protection Program (the "PPP") which is part of the recently enacted Coronavirus Aid, Relief, and Economic Security Act ("CARES Act"). Under the terms of the PPP, the entire balance of the loan may be forgiven to the extent that cash proceeds are used for qualifying expenses. As of the date of this release, the Company believes it has allocated the entirety of PPP funds received toward qualifying expenses.

CONFERENCE CALL AND WEBCAST

A conference call will be held today at 9:00 A.M. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of Vertex’s website at www.vertexenergy.com, through November 17, 2020. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software. To participate in the live teleconference:

Domestic Live:	844-602-0380

To listen to a replay of the teleconference, which will be available through November 17, 2020:

Domestic Replay:	877-481-4010
Conference ID:	38564

ABOUT VERTEX ENERGY

Houston-based Vertex Energy, Inc. (NASDAQ: VTNR) is a specialty refiner of alternative feedstocks and marketer of high-purity petroleum products. Vertex is one of the largest processors of used motor oil in the U.S., with operations located in Houston and Port Arthur (TX), Marrero (LA) and Heartland (OH). Vertex also co-owns a facility, Myrtle Grove, located on a 41-acre industrial complex along the Gulf Coast in Belle Chasse, LA, with existing hydro-processing and plant infrastructure assets, that include nine million gallons of storage. The Company has built a reputation as a key supplier of Group II+ and Group III Base Oils to the lubricant manufacturing industry throughout North America.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements, including information about management’s view of Vertex Energy’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “believes,” “hopes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. These reports are available at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF NON-GAAP FINANCIAL INFORMATION

This earnings release discusses “EBITDA”, “Adjusted EBITDA” and free cash flows. EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before stock-based compensation expense and gain (loss) on change in value of derivative warrant liability and unrealized gains and losses on derivative instruments for hedging activities. Free cash flow represents net cash provided by (used in) operating activities, less capital expenditures. These measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. EBITDA, Adjusted EBITDA and free cash flows are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. EBITDA, Adjusted EBITDA and free cash flows have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: (a) EBITDA, Adjusted EBITDA and free cash flows do not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; (b) EBITDA, Adjusted EBITDA and free cash flows do not reflect changes in, or cash requirements for, working capital needs; EBITDA, Adjusted EBITDA and free cash flows do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; (c) although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA, Adjusted EBITDA and free cash flows do not reflect any cash requirements for such replacements; and (d) other companies in this industry may calculate EBITDA, Adjusted EBITDA and free cash flows differently than Vertex Energy does, limiting its usefulness as a comparative measure. See also “Reconciliation of Net Loss attributable to Vertex Energy, Inc., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA and Free Cash Flows*”, below.

CONTACT

Investor Relations

720.778.2415

IR@vertexenergy.com

VERTEX ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$15,552,980	$4,099,655
Restricted cash	100,125	100,170
Accounts receivable, net	9,090,927	12,138,078
Federal income tax receivable	—	68,606
Inventory	3,584,317	6,547,479
Prepaid expenses and other current assets	4,597,361	4,452,920
Total current assets	32,925,710	27,406,908

Noncurrent assets
Fixed assets, at cost	73,444,184	69,469,548
Less accumulated depreciation	(28,175,982)	(24,708,151)
Fixed assets, net	45,268,202	44,761,397
Finance lease right-of-use assets	1,640,694	851,570
Operating lease right-of use assets	34,014,076	35,586,885
Intangible assets, net	9,880,310	11,243,800
Deferred income taxes	—	68,605
Other assets	1,424,288	840,754
TOTAL ASSETS	$125,153,280	$120,759,919

LIABILITIES, TEMPORARY EQUITY, AND EQUITY
Current liabilities
Accounts payable	$8,275,862	$7,620,098
Accrued expenses	3,312,018	5,016,132
Dividends payable	591,763	389,176
Finance lease liability-current	489,974	217,164
Operating lease liability-current	5,830,681	5,885,304
Current portion of long-term debt, net of unamortized finance costs	4,867,167	2,017,345
Derivative commodity liability	23,995	375,850
Revolving note	—	3,276,230
Total current liabilities	23,391,460	24,797,299
Long-term liabilities
Long-term debt, net of unamortized finance costs	8,297,605	12,433,000
Finance lease liability-long-term	1,072,623	610,450
Operating lease liability-long-term	28,183,395	29,701,581
Derivative warrant liability	124,847	1,969,216
Total liabilities	61,069,930	69,511,546

COMMITMENTS AND CONTINGENCIES (Note 3)	—	—

TEMPORARY EQUITY
Series B Convertible Preferred Stock, $0.001 par value per share; 10,000,000 shares designated, 4,002,619 and 3,826,055 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively with a liquidation preference of $12,408,119 and $11,860,771 at September 30, 2020 and December 31, 2019, respectively.	12,408,119	11,006,406

Series B1 Convertible Preferred Stock, $0.001 par value per share; 17,000,000 shares designated, 7,219,164 and 9,028,085 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively with a liquidation preference of $11,261,896 and $14,083,813 at September 30, 2020 and December 31, 2019, respectively.	10,567,161	12,743,047

Redeemable non-controlling interest	29,928,211	4,396,894
Total Temporary Equity	52,903,491	28,146,347
EQUITY
50,000,000 of total Preferred shares authorized:
Series A Convertible Preferred Stock, $0.001 par value; 5,000,000 shares designated, 419,859 shares issued and outstanding at September 30, 2020 and December 31, 2019, with a liquidation preference of $625,590 at September 30, 2020 and December 31, 2019.	420	420

Series C Convertible Preferred Stock, $0.001 par value; 44,000 shares designated, no shares issued or outstanding.	—	—

Common stock, $0.001 par value per share; 750,000,000 shares authorized; 45,554,841 and 43,395,563 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively.	45,555	43,396
Additional paid-in capital	94,404,520	81,527,351
Accumulated deficit	(84,323,362)	(59,246,514)
Total Vertex Energy, Inc. stockholders' equity	10,127,133	22,324,653
Non-controlling interest	1,052,726	777,373
Total Equity	11,179,859	23,102,026
TOTAL LIABILITIES, TEMPORARY EQUITY, AND EQUITY	$125,153,280	$120,759,919

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues	$37,383,632	$37,799,259	$94,961,188	$120,777,263
Cost of revenues (exclusive of depreciation and amortization shown separately below)	31,186,684	32,372,316	80,221,343	103,732,086
Depreciation and amortization attributable to costs of revenues	1,313,162	1,359,629	3,731,320	3,965,626
Gross profit	4,883,786	4,067,314	11,008,525	13,079,551

Operating expenses:
Selling, general and administrative expenses	6,241,570	6,153,184	18,972,648	17,529,784
Depreciation and amortization attributable to operating expenses	482,869	455,953	1,412,719	1,367,859

Total operating expenses	6,724,439	6,609,137	20,385,367	18,897,643

Loss from operations	(1,840,653)	(2,541,823)	(9,376,842)	(5,818,092)

Other income (expense):
Other income	1	918,153	101	920,071
Gain (loss) on sale of assets	(136,434)	—	(124,090)	31,443
Gain on change in value of derivative warrant liability	256,587	1,290,792	1,844,369	331,715
Interest expense	(234,671)	(826,005)	(796,930)	(2,322,780)
Total other income (expense)	(114,517)	1,382,940	923,450	(1,039,551)
Loss before income tax	(1,955,170)	(1,158,883)	(8,453,392)	(6,857,643)
Income tax benefit (expense)	—	—	—	—
Net loss	(1,955,170)	(1,158,883)	(8,453,392)	(6,857,643)
Net income (loss) attributable to non-controlling interest and redeemable non-controlling interest	480,215	(67,102)	190,771	(374,862)
Net loss attributable to Vertex Energy, Inc.	(2,435,385)	(1,091,781)	(8,644,163)	(6,482,781)

Accretion of redeemable noncontrolling interest to redemption value	(1,287,559)	(1,849,930)	(13,635,797)	(1,849,930)
Accretion of discount on Series B and B1 Preferred Stock	(29,157)	(550,774)	(1,500,395)	(1,644,374)
Dividends on Series B and B1 Preferred Stock	(591,777)	(419,096)	(1,296,493)	(1,238,766)
Net loss available to common shareholders	$(4,343,878)	$(3,911,581)	$(25,076,848)	$(11,215,851)
Loss per common share
Basic	$(0.10)	$(0.09)	$(0.55)	$(0.28)
Diluted	$(0.10)	$(0.09)	$(0.55)	$(0.28)
Shares used in computing earnings per share
Basic	45,554,841	41,376,335	45,494,235	40,626,700
Diluted	45,554,841	41,376,335	45,494,235	40,626,700

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(UNAUDITED)

	Nine Months Ended September 30, 2020
	Common Stock		Series A Preferred		Series C Preferred
	Shares	$0.001 Par	Shares	$0.001 Par	Shares	$0.001 Par	Additional Paid-In Capital	Retained Earnings	Non-controlling Interest	Total Equity
Balance on January 1, 2020	43,395,563	$43,396	419,859	$420	—	$—	$81,527,351	$(59,246,514)	$777,373	$23,102,026
Purchase of shares of consolidated subsidiary	—	—	—	—	—	—	(71,171)	—	—	(71,171)
Adjustment of carrying mount of non-controlling interest	—	—	—	—	—	—	9,091,068	—	—	9,091,068
Share based compensation expense	—	—	—	—	—	—	163,269	—	—	163,269
Conversion of Series B1 Preferred stock to common	2,159,278	2,159	—	—	—	—	3,366,315	—	—	3,368,474
Dividends on Series B and B1	—	—	—	—	—	—	—	(344,499)	—	(344,499)
Accretion of discount on Series B and B1	—	—	—	—	—	—	—	(932,003)	—	(932,003)
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	—	—	(10,966,349)	—	(10,966,349)
Net income	—	—	—	—	—	—	—	2,788,860	119,268	2,908,128
Balance on March 31, 2020	45,554,841	$45,555	419,859	$420	—	$—	$94,076,832	$(68,700,505)	$896,641	$26,318,943
Share based compensation expense	—	—	—	—	—	—	156,539	—	—	156,539
Dividends on Series B and B1	—	—	—	—	—	—	—	(360,217)	—	(360,217)
Accretion of discount on Series B and B1	—	—	—	—	—	—	—	(539,235)	—	(539,235)
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	—	—	(1,381,889)	—	(1,381,889)
Net loss	—	—	—	—	—	—	—	(8,997,638)	(17,879)	(9,015,517)
Balance on June 30, 2020	45,554,841	$45,555	419,859	$420	—	$—	$94,233,371	$(79,979,484)	$878,762	$15,178,624
Share based compensation expense	—	—	—	—	—	—	171,149	—	—	171,149
Dividends on Series B and B1	—	—	—	—	—	—	—	(591,777)	—	(591,777)
Accretion of discount on Series B and B1	—	—	—	—	—	—	—	(29,157)	—	(29,157)
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	—	—	(1,287,559)	—	(1,287,559)
Net loss	—	—	—	—	—	—	—	(2,435,385)	173,964	(2,261,421)
Balance on September 30, 2020	45,554,841	$45,555	419,859	$420	—	$—	$94,404,520	$(84,323,362)	$1,052,726	$11,179,859

	Nine Months Ended September 30, 2019
	Common Stock		Series A Preferred		Series C Preferred
	Shares	$0.001 Par	Shares	$0.001 Par	Shares	$0.001 Par	Additional Paid-In Capital	Retained Earnings	Non-controlling Interest	Total Equity
Balance on January 1, 2019	40,174,821	$40,175	419,859	$420	—	$—	$75,131,122	$(47,800,886)	$1,438,213	$28,809,044
Share based compensation expense	—	—	—	—	—	—	143,063	—	—	143,063
Conversion of Series B1 Preferred stock to common	96,160	96	—	—	—	—	149,914	—	—	150,010
Dividends on Series B and B1	—	—	—	—	—	—	—	(406,795)	—	(406,795)
Accretion of discount on Series B and B1	—	—	—	—	—	—	—	(560,675)	—	(560,675)
Net loss	—	—	—	—	—	—	—	(4,963,564)	(105,431)	(5,068,995)
Balance on March 31, 2019	40,270,981	$40,271	419,859	$420	—	$—	$75,424,099	$(53,731,920)	$1,332,782	$23,065,652
Exercise of options to purchase common stock	75,925	76	—	—	—	—	4,424	—	—	4,500
Share based compensation expense	—	—	—	—	—	—	171,002	—	—	171,002
Distribution to noncontrolling	—	—	—	—	—	—	—	—	(285,534)	(285,534)
Dividends on Series B and B1	—	—	—	—	—	—	—	(412,875)	—	(412,875)
Accretion of discount on Series B and B1	—	—	—	—	—	—	—	(532,925)	—	(532,925)
Net income	—	—	—	—	—	—	—	(427,436)	(202,329)	(629,765)
Balance on June 30, 2019	40,346,906	$40,347	419,859	$420	—	$—	$75,599,525	$(55,105,156)	$844,919	$21,380,055
Exercise of options to common	2,500	3	—	—	—	—	2,572	—	—	2,575
Share based compensation expense	—	—	—	—	—	—	159,426	—	—	159,426
Adjustment of carrying amount of non-controlling interest	—	—	—	—	—	—	970,809	—	—	970,809
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	—	—	(1,849,930)	—	(1,849,930)
Issuance of common stock and warrants	1,500,000	1,500	—	—	—	—	2,987,413	(772,202)	—	2,216,711
Dividends on Series B and B1	—	—	—	—	—	—	—	(419,096)	—	(419,096)
Accretion of discount on Series B and B1	—	—	—	—	—	—	—	(550,774)	—	(550,774)
Net income	—	—	—	—	—	—	—	(1,091,781)	(37,981)	(1,129,762)
Balance on September 30, 2019	41,849,406	$41,850	419,859	$420	—	$—	$79,719,745	$(59,788,939)	$806,938	$20,780,014

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019 (UNAUDITED)

	Nine Months Ended
	September 30, 2020	September 30, 2019
Cash flows from operating activities
Net loss	$(8,453,392)	$(6,857,643)
Adjustments to reconcile net loss to cash provided by operating activities
Stock based compensation expense	490,957	473,491
Depreciation and amortization	5,144,039	5,333,485
Loss (gain) on sale of assets	124,090	(31,443)
Contingent consideration reduction	—	(15,564)
Bad debt and reduction in allowance for bad debt	34,127	(389,943)
(Decrease) increase in fair value of derivative warrant liability	(1,844,369)	(331,715)
(Gain) loss on commodity derivative contracts	(4,489,355)	2,691,833
Net cash settlements on commodity derivatives	5,484,734	(3,446,274)
Amortization of debt discount and deferred costs	47,826	430,431
Changes in operating assets and liabilities, net of effect of acquisition
Accounts receivable	4,952,388	(987,778)
Inventory	3,939,674	2,212,989
Prepaid expenses	(1,477,191)	(833,485)
Accounts payable	(367,327)	(1,046,149)
Accrued expenses	(1,788,693)	(260,341)
Other assets	(446,324)	—
Net cash provided by (used in) operating activities	1,351,184	(3,058,106)
Cash flows from investing activities
Acquisition	(1,822,690)	—
Internally developed software	(49,229)	(380,216)
Purchase of fixed assets	(4,170,166)	(2,907,330)
Proceeds from sale of fixed assets	36,465	86,846
Net cash used in investing activities	(6,005,620)	(3,200,700)
Cash flows from financing activities
Payments on finance leases	(282,655)	(113,241)
Proceeds from exercise of stock options	—	7,075
Distribution VRM LA	—	(285,534)
Contributions received from redeemable noncontrolling interest	21,000,000	3,150,000
Proceeds received from issuance of common stock and warrants	—	2,216,711
Line of credit (payments) proceeds, net	(3,276,230)	1,543,003
Proceeds from note payable (includes proceeds from PPP note)	7,992,346	2,809,139
Payments on note payable	(9,325,745)	(3,514,365)
Net cash provided by financing activities	16,107,716	5,812,788
Net change in cash, cash equivalents and restricted cash	11,453,280	(446,018)
Cash, cash equivalents, and restricted cash at beginning of the period	4,199,825	2,849,831
Cash, cash equivalents, and restricted cash at end of period	$15,653,105	$2,403,813

SUPPLEMENTAL INFORMATION
Cash paid for interest	$812,887	$1,887,012
Cash paid for taxes	$—	$—
NON-CASH INVESTING AND FINANCING TRANSACTIONS
Conversion of Series B1 Preferred Stock into common stock	$3,368,474	$149,914
Accretion of discount on Series B and B1 Preferred Stock	$1,500,395	$1,644,374
Dividends-in-kind accrued on Series B and B1 Preferred Stock	$1,296,493	$1,238,766
Equipment acquired under finance leases	$1,017,638	$621,000
Initial adjustment of carrying amount redeemable noncontrolling interests	$9,091,068	$970,809
Accretion of redeemable noncontrolling interest to redemption value	$13,635,797	$1,849,930

Reconciliation of Net Loss attributable to Vertex Energy, Inc., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA, and Free Cash Flows*

	For the Three Months Ended		For the Trailing Twelve Months
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net income (loss)	$(1,955,170)	$(1,158,883)	$(7,081,302)	$(6,901,093)
Add (deduct):
Interest Income	(1)	(653)	(227)	(2,571)
Interest Expense	234,671	826,005	1,544,221	3,155,864
Depreciation and amortization	1,796,031	1,815,582	6,990,643	7,090,481
EBITDA	75,531	1,482,051	1,453,335	3,342,681

Add (deduct):
Other income (Insurance proceeds)	—	(917,500)	—	(917,500)
Loss (gain) on change in value of derivative warrant liability	(256,587)	(1,290,792)	(1,025,130)	(3,220,402)
Unrealized (gain) loss on derivative instruments	(514,302)	(1,402,017)	782,867	(909,040)
Stock-based compensation	171,149	159,426	660,308	638,548
Adjusted EBITDA *	$(524,209)	$(1,968,832)	$1,871,380	$(1,065,713)

Net cash provided by (used in) operating activities	(2,360,983)	(3,602,077)	6,882,457	1,908,695
Deduct: capital expenditures	(2,643,787)	(867,947)	(4,790,309)	(3,972,759)
Free cash flow	(5,004,770)	(4,470,024)	2,092,148	(2,064,064)

	For the Three Months Ended
	September 30, 2020	June 30, 2020
Net income (loss)	$(1,955,170)	$(8,888,473)
Add (deduct):
Interest Income	(1)	(20)
Interest Expense	234,671	222,173
Depreciation and amortization	1,796,031	1,713,461
EBITDA	75,531	(6,952,859)

Add (deduct):
Loss (gain) on change in value of derivative warrant liability	(256,587)	110,965
Unrealized (gain) loss on derivative instruments	(514,302)	1,344,093
Stock-based compensation	171,149	156,539
Adjusted EBITDA *	$(524,209)	$(5,341,262)
Net cash provided by (used in) operating activities	(2,360,983)	597,159
Deduct: capital expenditures	(2,643,787)	(1,084,199)
Free cash flow	(5,004,770)	(4,470,024)

* EBITDA, Adjusted EBITDA, and free cash flows are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. See also “Use of Non-GAAP Financial Information”, above.